UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.  )

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CPEX Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CPEX PHARMACEUTICALS, INC.
2 Holland Way
Exeter, NH 03833

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 18, 2009

To the stockholders of CPEX Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders of CPEX PHARMACEUTICALS, INC., a Delaware corporation, will be held on Thursday, June 18, 2009 at 9:00 a.m., local time, at The Exeter Inn, located at 90 Front Street, Exeter, New Hampshire, 03833 for the purpose of considering and acting upon the following matters:

(1) The election of the Class I directors named in this proxy statement to serve until the 2012 Annual Meeting of Stockholders.

(2) The approval of an amendment and restatement of the 2008 Equity and Incentive Plan to, among other things, add 100,000 shares of common stock to the reserve of shares available for issuance under the plan.

(3) The reaffirmation of the material terms of the performance-based measures specified in the 2008 Equity and Incentive Plan so that benefits paid under the plan can qualify for tax deductions under Section 162(m) of the Internal Revenue Code.

(4) The transaction of such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

You are cordially invited to attend the annual meeting. Whether or not you intend to attend the annual meeting, you are urged to complete, sign and date the enclosed form of proxy, and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

By Order of the Board of Directors

Robert P. Hebert
Secretary

Exeter, NH
May 8, 2009

CPEX PHARMACEUTICALS, INC.
2 Holland Way
Exeter, NH 03833

PROXY STATEMENT

For Annual Meeting of Stockholders

June 18, 2009

The Board of Directors of CPEX Pharmaceuticals, Inc., a Delaware corporation, is soliciting your proxy in the accompanying form for use at the 2009 Annual Meeting of Stockholders to be held on Thursday, June 18, 2009 at 9:00 a.m., local time, at The Exeter Inn, located at 90 Front Street, Exeter, New Hampshire, 03833, and at any adjournments or postponements thereof. This proxy statement is being mailed to our stockholders on or about May 18, 2009.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 18, 2009: This proxy statement and our 2008 Annual Report to Stockholders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15851.

GENERAL INFORMATION ABOUT VOTING

The Board of Directors has fixed the close of business on May 1, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the annual meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the annual meeting, during ordinary business hours, for a period of at least 10 days prior to the annual meeting, at our principal place of business located at 2 Holland Way, Exeter, New Hampshire 03833.

If you attend the 2009 Annual Meeting and wish to vote in person, we will give you a ballot when you arrive. If your shares are held in “street name” (that is, in the name of a broker, bank or other nominee that holds your securities account), you must bring an account statement or letter from the broker, bank or other nominee showing that you were the beneficial owner of the shares on May 1, 2009 in order to be admitted to the meeting. To be able to vote, you will need to obtain a proxy from the broker, bank or other nominee that is the holder of record of your shares.

If you wish to vote by proxy, you may complete, sign and date the enclosed proxy card and return it by mail in the enclosed, self-addressed envelope which has postage prepaid. Instead of submitting your vote by mail, you may vote by telephone or Internet. Please note that there may be separate telephone and Internet arrangements depending on whether you are a stockholder of record (that is, if you hold your stock in your own name) or you hold your shares through a broker, bank or other nominee. In either case, you must follow the procedures described on your proxy card.

In order to vote by telephone or Internet, please have the enclosed proxy card available with you, and call the number or go to the website listed on the proxy card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

All proxies received will be voted in accordance with the specifications made thereon or, in the absence of any specification, (i) for the election of all of the nominees named herein to serve as Class I directors, (ii) for the amendment and restatement of the 2008 Equity and Incentive Plan and (iii) for the reaffirmation of the material terms of the performance-based measures specified in the 2008 Equity and Incentive Plan.

Any proxy given by a record holder pursuant to this solicitation may be revoked any time prior to the exercise of the powers conferred thereby by notice delivered in writing to Robert P. Hebert, our Corporate Secretary, at 2 Holland Way, Exeter, New Hampshire 03833, by execution and delivery of a written revocation or a duly executed proxy of a later date, or by voting in person at the meeting. If a broker, bank or other nominee is the record holder of your shares and you wish to revoke your proxy, you must contact the record holder of your shares directly.

As of the close of business on May 1, 2009, our record date, there were 2,490,476 shares of our common stock, $0.01 par value, issued and outstanding, each of which is entitled to one vote upon each matter at our 2009 Annual Meeting. The holders of a majority of the shares entitled to vote and present in person or by proxy at the meeting will constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting in determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals.

A plurality of the votes cast at the meeting will be required for the election of directors. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election. Approval of the amendment and restatement of the 2008 Equity and Incentive Plan and the reaffirmation of the material terms of the performance-based measures specified in the 2008 Equity and Incentive Plan each requires an affirmative vote of a majority of the shares cast in person or by proxy at the annual meeting and entitled to vote on these proposals. Abstentions and broker non-votes will not be treated as votes cast and will not affect the outcome of these proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 15, 2009 as to (i) each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who we know to be the beneficial owner of more than five percent of our common stock, (ii) all of the Named Executives in the Summary Compensation Table, (iii) each director and nominee for director, and (iv) all current executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership is determined in accordance with SEC rules and generally exists when a person either has the power to vote or sell the securities. In this table, a person is deemed to be the beneficial owner of securities that he or she can acquire within 60 days after April 15, 2009, whether upon the exercise of options or otherwise. Except as otherwise indicated, the address of each beneficial holder is c/o CPEX Pharmaceuticals, Inc., 2 Holland Way, Exeter, New Hampshire 03833.

	Number of Shares of		Percentage of
	Common Stock		Common Stock
Name and Address of Beneficial Owner	Beneficially Owned		Outstanding

5% stockholders:
Michael McGovern	370,137	(1)	14.86%
Black Horse Capital LP 338 S. Sharon Amity Rd #202 Charlotte, NC 28211	264,937	(2)	10.64%
George P. Bauer 205 Dudley Road Wilton, CT 06897	166,452	(3)	6.68%
Camber Capital Management 575 Boylston Street, 4th Floor Boston, MA 02116	138,419	(4)	5.56%
Balyasny Asset Management L.P. 181 West Madison Street, Suite 3600 Chicago, IL 60602	129,228	(5)	5.19%

	Number of Shares of		Percentage of
	Common Stock		Common Stock
Name and Address of Beneficial Owner	Beneficially Owned		Outstanding

Named Executives:
John A. Sedor Chief Executive Officer and President	40,019	(6)	1.61%
Robert P. Hebert Chief Financial Officer and Vice President	5,087	(7)	*
Fred Feldman Senior Vice President and Chief Science Officer	9,147	(8)	*
Non-Employee Directors:
Michael McGovern	370,137	(1)	14.86%
James R. Murphy	127,178	(9)	5.11%
Miguel Fernandez	25,106	(10)	1.01%
John W. Spiegel	17,100	(11)	*
All current executive officers and directors as a group (8 persons)	593,774	(12)	23.84%

*	Less than one percent

(1)	Includes 10,000 shares of common stock owned by Mr. McGovern’s spouse, as to which Mr. McGovern disclaims beneficial ownership. Also includes 3,750 shares of common stock issuable upon exercise of vested stock options and 1,250 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days after April 15, 2009.

(2)	The number of shares is based on information contained in a Schedule 13G/A filed by this stockholder on February 17, 2009. Black Horse Capital LP filed the Schedule 13G/A with Black Horse Capital (QP) LP, Black Horse Capital Offshore Ltd., Black Horse Capital Management LLC, Black Horse Capital Advisors LLC, Dale Chappell and Brian Sheehy as a group indicating shared voting and dispositive power over certain of the securities held.

(3)	The number of shares is based on information contained in a Schedule 13G filed by this stockholder on February 25, 2009. Mr. Bauer filed the Schedule 13G with Carol B. Bauer and Bradley T. Bauer as a group indicating shared voting and dispositive power over certain of the securities held.

(4)	The number of shares is based on information contained in a Schedule 13G filed by this stockholder on February 13, 2009. Camber Capital Management, LLC filed the Schedule 13G with Stephen DuBois as a group, indicating shared voting and dispositive power over certain of the securities held.

(5)	The number of shares is based on information contained in a Schedule 13G/A filed by this stockholder on February 17, 2009. Balyasny Asset Management L.P. filed the Schedule 13G/A with Atlas Master Fund, Ltd., Atlas Global, LLC, Atlas Global Investments, Ltd., Atlas Institutional Fund, Ltd. and Dimitry Balyasny as a group, indicating shared voting and dispositive power over certain of the securities held.

(6)	Includes 600 shares of common stock owned by Mr. Sedor’s children, as to which Mr. Sedor disclaims beneficial ownership, and includes 1,110 shares of common stock held in Mr. Sedor’s 401(k) Retirement Plan account. Also includes 26,833 shares of common stock issuable upon exercise of vested stock options, 7,167 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days after April 15, 2009, and 580 restricted stock units that vest within 60 days after April 15, 2009.

(7)	Includes 1,692 shares of common stock held in Mr. Hebert’s 401(k) Retirement Plan account. Also includes 3,100 shares of common stock issuable upon exercise of vested stock options, and 76 restricted stock units that vest within 60 days after April 15, 2009.

(8)	Includes 1,265 shares of common stock held in Mr. Feldman’s 401(k) Retirement Plan account. Also includes 6,199 shares of common stock issuable upon exercise of vested stock options, 834 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days after April 15, 2009 and 337 restricted stock units that vest within 60 days after April 15, 2009.

(9)	Includes 10 shares of common stock owned by Mr. Murphy’s son, as to which Mr. Murphy disclaims beneficial ownership and 1,211 shares of common stock held in an individual retirement account. Also includes 7,500 shares of common stock issuable upon exercise of vested stock options and 2,500 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days after April 15, 2009.

(10)	Includes 19,960 shares of common stock issuable upon exercise of vested stock options, 1,250 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days after April 15, 2009 and 1,600 vested restricted stock units.

(11)	Includes 12,750 shares of common stock issuable upon exercise of vested stock options, 1,250 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days after April 15, 2009, and 1,600 vested restricted stock units.

(12)	Includes 10,000 shares of common stock owned by Mr. McGovern’s spouse, as to which beneficial ownership is disclaimed (see Note 1 above), 600 shares owned by Mr. Sedor’s children, as to which beneficial ownership is disclaimed (see Note 6 above) and 10 shares owned by Mr. Murphy’s son, as to which beneficial ownership is disclaimed (see Note 9 above). Also includes 80,092 shares of common stock issuable upon exercise of vested stock options and 14,251 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days after April 15, 2009. Also includes 3,200 shares of common stock issuable upon exercise of vested restricted stock units and 993 restricted stock units that vest within 60 days after April 15, 2009. Also includes 4,067 shares of common stock held in 401(k) Retirement Plan accounts of various of our executive officers and 1,211 shares of common stock held in the individual retirement account of Mr. Murphy.

PROPOSAL 1

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors. The Board is divided into three classes designated Class I, Class II and Class III. The nominees included below are being presented for election as Class I directors to hold office until the 2012 Annual Meeting of Stockholders. Unless instructed to the contrary, the persons named in the enclosed proxy intend to cast all votes pursuant to proxies received in favor of the persons listed below under the heading “Class I Director Nominees” as directors. Messrs. Spiegel and Sedor have indicated to us their availability for election and have consented to their presentation as nominees. In the event that either of the nominees should not continue to be available for election, the holders of the proxies may exercise their discretion to vote for a substitute.

The nominees were nominated by our Nominating and Governance Committee. This committee consists solely of directors who are “independent” in accordance with the NASDAQ listing standards.

The NASDAQ rules require that the board be comprised of a majority of independent directors. The Company has been relying on the phase-in periods provided by NASDAQ Rule 5615(b)(1) and Rule 10A-3(b)(iv)(A) of the Exchange Act, which provide for phase-in compliance where the issuer had not previously been required to file public company reports under Section 13(a) or 15(d) of the Exchange Act. We expect to have a Board comprised of a majority of independent directors and an audit committee comprised solely of independent directors by July 1, 2009.

The Board of Directors recommends that stockholders vote FOR the Class I director nominees, each to hold office for the term indicated above and until his successor is elected.

The following information is furnished with respect to the nominees and each other member of our Board of Directors who we expect to continue as a director after the 2009 Annual Meeting of Stockholders.

	Business Experience	Director
Name and Age	and Other Directorships	Since

Director Nominees:	Class I Director nominees (to be elected at the 2009 Annual Meeting)

John W. Spiegel Age: 68	John W. Spiegel served as Vice Chairman and Chief Financial Officer of SunTrust Banks, Inc. from August 2000 until he retired as Chief Financial Officer in August 2004 and as Vice Chairman in 2005. Prior to August 2000, Mr. Spiegel was an Executive Vice President and Chief Financial Officer of SunTrust Banks since 1985. Mr. Spiegel also serves on the Board of Directors of Rock-Tenn Company, S1 Corporation and Colonial Properties Trust. Mr. Spiegel is also a trustee of Children’s Healthcare of Atlanta, and is a member of the Dean’s Advisory Council of the Goizueta Business School at Emory University. Mr. Spiegel received an MBA from Emory University.	2008
John A. Sedor Age: 64	John A. Sedor has been our Chief Executive Officer and President since the spin-off from Bentley in 2008. Mr. Sedor was President of Bentley from 2005 until the spin-off. From 2001 to May 2005, he was President and CEO of Sandoz, Inc. (a division of Novartis AG). From 1998-2001 Mr. Sedor was President and Chief Executive Officer at Verion, Inc., a drug delivery company. Previously, Mr. Sedor served as President and Chief Executive Officer at Centeon, LLC, a joint venture between two major multinational corporations, Rhône-Poulenc Rorer and Hoechst AG. Previously, Mr. Sedor served as Executive Vice President at Rhône-Poulenc Rorer, Revlon Health Care and Parke-Davis. Mr. Sedor holds a Bachelor of Science degree in Pharmacy/Chemistry from Duquesne University, and has studied strategic marketing at both Northwestern University’s Kellogg Graduate School of Management and Harvard Business School. He has also attended Harvard’s Executive Forum.	N/A

	Business Experience	Director
Name and Age	and Other Directorships	Since

Directors Whose Terms of Office Continue After the Meeting:	Class II Directors (present term expires in 2010)

Miguel Fernandez Age: 78	Miguel Fernandez served from 1980 to 1996 as President of the International Division and corporate Vice President at Carter-Wallace, Inc., where he was responsible for all product lines outside of the United States. Prior thereto, Mr. Fernandez was employed for approximately eight years by SmithKline & French, where his last position was President of the division that included France, Portugal and Switzerland. Mr. Fernandez attended the University of British Columbia in Canada and received an M.B.A. from the Ivey School of Business at the University of Western Ontario in London, Ontario, Canada. Mr. Fernandez has been retired since 1996.	2008

	Class III Directors (present term expires in 2011)

Michael McGovern Age: 65	Michael McGovern serves as President of McGovern Enterprises, a provider of corporate and financial consulting services, which he founded in 1975. Mr. McGovern is Chairman of the Board of Training Solutions Interactive, Inc. and Vice Chairman of the Board of Employment Technologies, Inc. and is a Director on the corporate board of the Reynolds Development Company. Mr. McGovern received a B.S. and M.S. in accounting and his Juris Doctor from the University of Illinois. Mr. McGovern is a Certified Public Accountant.	2008
James R. Murphy Age: 59	James R. Murphy is Chairman of our Board of Directors. He was President of Bentley Pharmaceuticals, Inc. from September 1994 until August 2005, was named Chief Executive Officer effective January 1995 and became Chairman of the Board in June 1995. Prior to rejoining Bentley, Mr. Murphy served as Vice President of Business Development at MacroChem Corporation, a publicly owned pharmaceutical and drug delivery company, from March 1993 through September 1994. From September 1992 until March 1993, Mr. Murphy served as a consultant in the pharmaceutical industry with his primary efforts directed toward product licensing. Prior thereto, Mr. Murphy served as Director Worldwide Business Development and Strategic Planning of Bentley from December 1991 to September 1992. Mr. Murphy previously spent 14 years in pharmaceutical research and product development with SmithKline Corporation and in international business development with contract research and consulting laboratories. Mr. Murphy received a B.A. in Biology from Millersville University.	2008

PROPOSAL 2

PROPOSAL TO AMEND AND RESTATE THE 2008 EQUITY AND INCENTIVE PLAN

Proposal

We are seeking stockholder approval of an amendment and restatement of our 2008 Equity And Incentive Plan (the “Plan”) to (i) add 100,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) to the shares available for issuance under the Plan; (ii) add unrestricted shares of common stock and stock equivalents to the types of awards that may be granted under the Plan; and (iii) clarify the terms and conditions of awards granted under the Plan, and make other conforming changes. Our Board has adopted the provisions included in the proposed amendment and restatement of the Plan as set forth in this Proposal 2, subject to stockholder approval at the annual meeting. The Plan as it is proposed to be amended and restated, will be referred to as the “Amended and Restated 2008 Equity Incentive Plan” or the “Restated Plan.”

Summary of Amendments to the Plan

We are seeking stockholder approval of an increase in the reserve of shares available under the Plan because we currently have only 36,080 shares available for future awards under the Plan. As is the case for most biotechnology companies, equity awards are a significant component of the compensation we pay to our employees and allow us to preserve available cash for other corporate uses. In light of the intense competition among our competitors, and biotechnology companies in general, for top scientists, researchers, and other skilled employees, our Compensation Committee strongly believes that we must be able to grant meaningful equity awards broadly among our employees in order to attract and retain top talent and help provide for our long-term success, and that our ability to make these grants is in the best interests of our stockholders. The Compensation Committee also believes that equity awards granted pursuant to the Plan to eligible non-employee directors similarly help to attract and retain quality directors and align those directors’ financial interests with our success by promoting director ownership of our equity.

We are also seeking stockholder approval to add unrestricted shares of common stock and stock equivalents to the types of awards that may be granted under the Plan in order to permit a portion of the 2008 bonuses to be paid in stock instead of cash, so as to conserve our cash for our development programs, and to give our Compensation Committee flexibility to design a compensation program to appropriately incentivize and retain employees, attract prospective employees and consultants and align the interests of our employees with those of our stockholders.

The Restated Plan does not vary from the previous version of the Plan in any other material respect.

Summary of the Plan

The following is a summary description of the principal terms of the Plan. It is subject to, and qualified by, the actual provisions of the Plan, a copy of which is attached as Exhibit A to this proxy statement.

Background

The Plan was initially approved on May 13, 2008 by our Board and Bentley Pharmaceuticals, Inc., our sole stockholder on that date. The Plan is currently the only equity incentive plan we have under which we may make equity-based awards.

We are currently authorized to issue up to approximately 450,000 shares of common stock, including shares added from expired, terminated or forfeited awards or awards settled in a manner that results in fewer shares outstanding than were originally awarded under the Plan (subject to adjustment in the event of stock splits or other similar events).

Shares of common stock issued through the assumption or substitution of outstanding awards originally from Bentley Pharmaceuticals, Inc. or from an acquired company will not reduce the shares available for awards under the Plan, and any shares of common stock subject to any such grants that become no longer subject to such grants and not issued thereunder will not become available for awards under the Plan.

As of May 1, 2009, we had:

•	2,490,476 shares of common stock issued and outstanding;

•	85,353 shares of common stock subject to outstanding options or restricted stock units under awards originally made by Bentley and assumed by CPEX in the spin-off transaction;

•	396,000 shares of common stock subject to outstanding options under the Plan, at a weighted average exercise price of $16.05 per share, and 17,920 shares of common stock subject to outstanding restricted stock units under the Plan; and

•	36,080 shares of common stock remaining available for future grants.

Awards

The Plan currently provides for the following categories of awards:

Stock Options.  Our Compensation Committee may grant options to purchase shares of common stock that are either incentive stock options, or ISOs, eligible for the special tax treatment described below, or nonstatutory stock options. No option may have an exercise price that is less than the fair market value of the common stock on the date of grant or a term of more than ten years. An option may be exercised by the payment of the option price in whole or in part in cash or with such other lawful consideration as our Compensation Committee may determine, including by delivery or attestation of ownership of shares of common stock valued at their fair market value on the date of delivery, and for consideration received by us under a broker-assisted cashless exercise program.

Restricted Stock.  Our Compensation Committee may grant shares of common stock that are only earned if specified goals or conditions, such as completing a term of employment or satisfying pre-established performance goals, are met, and that are otherwise subject to forfeiture if the goals or conditions are not met. Shares of restricted stock may not be sold, transferred or otherwise encumbered until earned, unless the Compensation Committee provides otherwise.

Restricted Stock Units.  Our Compensation Committee may grant the right to receive shares of common stock in the future, also based on meeting specified goals or conditions and subject to forfeiture. These awards are to be made in the form of “units,” with each unit representing the equivalent of one share of common stock, although they may be settled in either cash or stock. Restricted stock unit awards would represent an unfunded and unsecured obligation of ours. In the discretion of the Compensation Committee, units may be awarded with rights to the payment of dividend equivalents.

Stock Appreciation Rights.  Our Compensation Committee may grant stock appreciation rights, or SARs, where the participant receives cash, shares of common stock, other Securities of ours or other property, or a combination thereof, as determined by the Compensation Committee, equal in value to the difference between the exercise price of the SAR and the fair market value of the common stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of a SAR may not be less than the fair market value of the common stock on the date of grant or in the case of a tandem SAR, the exercise price of the related option.

In addition, the Restated Plan, if approved by our stockholders, would provide for the following categories of awards:

Unrestricted Stock.  Under the Restated Plan, our Compensation Committee would be able to grant shares of common stock that are not subject to restrictions or forfeiture. This type of award is often referred to as an award of “bonus stock.” In fact, if this Proposal 2 is approved we would award shares of bonus stock in partial payment of 2008 bonuses, as described further under “New Plan Benefits” below.

Stock Equivalents.  Under the Restated Plan, our Compensation Committee would be able to grant participants the right to receive a payment from CPEX based in whole or in part on the value of the common stock, payable in the form of cash, common stock or other securities of ours or other property, and may include without limitation phantom stock, performance units, and SARs.

Awards under the Plan may contain such terms and conditions consistent with the Plan as our Compensation Committee in its discretion approves. In setting the terms of each award, except as noted above, the Compensation Committee has full discretion to determine the number of shares or units subject to the award, the exercise price or other consideration, if any, to be paid by the participant, the term and exercise period of each option granted, the conditions under which and the time or times at which an option becomes exercisable or under which the option, shares or units may be forfeited to us, and the other terms and conditions of the award. Our Compensation Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant’s rights or cash settlement if we undergo a change-in-control. The terms and conditions of awards need not be the same for each participant. In general, our Compensation Committee has discretion to administer the Plan in the manner that it determines, from time to time, is in the best interest of CPEX.

The maximum aggregate number of shares that may be granted to a Plan participant in any fiscal year is 100,000 shares, subject to adjustment for changes in capitalization. This limitation satisfies one of the conditions needed to qualify awards as performance-based compensation that is not subject to the $1 million limit on the Federal income tax deduction we may take for compensation paid to certain senior officers.

Eligible Participants

Our and our affiliates’ employees, consultants and directors are eligible to participate in the Plan. Actual participants are chosen by our Compensation Committee. As of May 1, 2009, we had 18 employees, and four non-employee directors, all of whom are participants in the Plan.

Administration

The Plan is administered by our Compensation Committee. Awards under the Plan are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights and the time at which options become exercisable. Our Compensation Committee may delegate to one or more officers the power to make awards to employees who are not executive officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Adjustments

The number and kind of shares that have been, or may be, issued and the exercise price of any awards granted pursuant to the Plan are subject to adjustment by our Compensation Committee to reflect stock dividends, mergers, recapitalizations, or other changes affecting our common stock. If our Compensation Committee determines that we have undergone a change-in-control, it may accelerate any time period relating to exercise or payment, provide for payment in cash or other property with a fair market value equal to that amount that would have been received upon exercise, adjust terms, cause awards to be assumed or substituted by another entity or make such other provision as the Compensation Committee may consider equitable to the participants and in our best interests. Our Compensation Committee also has the authority to determine the effect on awards of a participant’s retirement, disability, death or other termination of employment, including the time periods relating to exercise or payment of the awards.

Amendment or Termination

Our Board may amend the Plan, subject to any stockholder approval, as it determines to be necessary or advisable. Subject to the special limitations on the repricing of stock options, which require stockholder approval, our Compensation Committee has authority to amend outstanding awards, including changing the date of exercise and converting an incentive stock option to a nonstatutory stock option, if the Compensation Committee determines that:

•	such action would not materially and adversely affect the participant;

•	the award is canceled and the participant receives the net value in cash or other property of what would have been received upon exercise;

•	the change reduces the benefit of a performance-based vesting award; or

•	our Compensation Committee determines that such action is reasonably necessary to comply with any regulatory, accounting, or stock market listing requirement.

Unless terminated earlier by our Board or extended by our stockholders approving the proposed Restated Plan at our annual meeting, no further awards may be granted under the Plan after May 13, 2018, which is the tenth anniversary of the original approval of the Plan. If the Restated Plan is approved, awards may be made until the tenth anniversary of that approval.

U.S. Federal Income Tax Consequences Relating to Awards

The following is a brief summary description of the material United States federal income tax consequences relating to awards granted pursuant to the Plan based on the applicable tax law in effect as of the date of this proxy statement.

Incentive Stock Options.  A participant who receives an ISO award, known as an optionee, does not realize taxable income for regular tax purposes upon the grant or exercise of an ISO under the Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction is allowed to us for federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee in the year of option exercise. Under current tax laws, the optionee would pay the greater of the regular tax liability or the alternative minimum tax liability. In certain circumstances, optionees may recover all or substantially all of the alternative minimum tax liability created due to the exercise of an ISO in later tax years, including the year of sale of the shares. If shares of common stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) we are entitled to deduct such amount. Any further gain realized is taxed as a short or long-term capital gain and does not result in any deduction to us. A disqualifying disposition in the year of exercise may avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options.  No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and (b) we receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short or long-term capital gain or loss and will not result in any further deduction by us.

Restricted Stock.  Generally, a recipient will be taxed at the time the conditions to earning the award are met. The excess of the fair market value of the shares at that time over the amount paid, if any, by the recipient for the shares will be treated as ordinary income. The recipient may instead elect at the time of grant to be taxed (as ordinary income) on the excess of the then fair market value of the shares over the amount paid, if any, for the shares. In either case, we receive a tax deduction for the amount reported as ordinary income to the recipient, subject to the limitations of Internal Revenue Code Section 162(m) discussed below.

Upon disposition of the shares, any appreciation or depreciation after the taxable event is treated as a short or long-term capital gain or loss and will not result in any further deduction by us.

Unrestricted Stock.  Generally, a recipient will be taxed at the time of the grant of the award. The fair market value of the shares at that time will be treated as ordinary income. We receive a tax deduction for the amount reported as ordinary income to the recipient subject to the limitations of Internal Revenue Code Section 162(m). Upon disposition of the shares, any appreciation or depreciation after the taxable event is treated as short or long-term capital gain or loss and will not result in any further deduction by us.

Restricted Stock Units and Stock Equivalents.  A recipient does not realize taxable income upon the grant or vesting of a restricted stock unit or Stock Equivalent. The recipient must include as ordinary income when an award is settled an amount equal to the excess of the fair market value of the shares (or the amount of cash) distributed to settle the award. Subject to the limitations of Internal Revenue Code Section 162(m), we receive a corresponding tax deduction at the time of settlement. If the award is settled in shares, then any subsequent appreciation or depreciation is treated as short or long-term capital gain or loss and will not result in any further deduction by us.

Internal Revenue Code Section 162(m).  United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the chief executive officer and the next three highest paid executive officers (other than the chief executive officer and principal financial officer) (each, a “covered employee”) unless the compensation is “performance-based” as defined in Internal Revenue Code Section 162(m). Stock options and SARs granted under an equity compensation plan are performance-based compensation if (a) stockholders approve a maximum aggregate per person limit on the number of shares that may be granted each year, (b) any stock options or SARs are granted by a committee consisting solely of outside directors, and (c) the stock options or SARs have an exercise price that is not less than the fair value of common stock on the date of grant.

Our Compensation Committee has designed the Plan with the intention of satisfying Section 162(m) with respect to stock options and SARs granted to covered employees. In the case of restricted stock and restricted stock units, Section 162(m) requires that the general business criteria of any performance goals that are established by our Compensation Committee be approved and periodically reapproved by stockholders (generally, every five years) in order for such awards to be considered performance-based and deductible by the employer. At this year’s annual meeting we are seeking reaffirmation of the business criteria that we may use for performance-based measures that will qualify under Section 162(m), as set forth below in the discussion of Proposal 3 in this proxy statement. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Compensation Committee.

New Plan Benefits

If the amendment to the Plan is approved, our Compensation Committee will be able to grant awards to eligible participants at its discretion. Consequently, except for the exceptions noted below, it is not possible to determine at this time the amount or dollar value of awards to be provided under the Plan should this proposal be approved.

If this proposal is approved, we would designate shares available for issuance under the Restated Plan and award them as shares of bonus stock to our executive officers and employees as part of their individual performance bonuses for 2008. The Compensation Committee has already reserved these shares of bonus stock and, contingent upon such stockholder approval, has awarded them. If this proposal is not approved, the dollar value of these awards set forth below will be paid in cash.

The following table sets forth the total amount of awards that have been reserved and will be awarded to each of our executive officers, our executive officer group and our other employee group as a portion of their 2008 bonuses, if we obtain stockholder approval of this proposal.

New Plan Benefits Table

	Dollar	Number of
Name and Position	Value ($)	Shares(1)

Proposed Executive Officer and Employee Stock Awards
John A. Sedor, Chief Executive Officer and President	96,250	14,092
Fred Feldman, Senior Vice President and Chief Science Officer	55,970	8,194
Robert P. Hebert, Chief Financial Officer and Vice President	37,000	5,417
Executive Officer Group	189,220	27,703
Non-executive Officer Employee Group	104,089	15,238

(1)	Number of shares for proposed executive officer and employee stock awards reflects the $6.83 closing price of our common stock on the NASDAQ Capital Market on March 3, 2009, the date the Compensation Committee reserved these shares of bonus stock and, contingent upon stockholder approval of this Proposal 2, awarded them to our employees. The actual number of shares to be issued will be based upon the closing price of our common stock on the NASDAQ Capital Market on June 18, 2009, the date of the Annual Meeting of Stockholders.

Equity Awards Granted

Under the Plan, we have granted, as of May 1, 2009, the following equity awards to the individuals and groups indicated:

	Number of
	Shares of
	Common Stock	Number of
	Underlying	Restricted
Named Executives	Stock Options	Stock Units

John A. Sedor	100,000	—
Chief Executive Officer and President
Fred Feldman	60,000	—
Senior Vice President and Chief Science Officer
Robert P. Hebert	60,000	—
Chief Financial Officer and Vice President
All current executive officers as a group (4 persons)	265,000	11,020
All current directors who are not executive officers as a group (4 persons)	25,000	—

Other employees as a group (including all current officers who are not executive officers	106,000	6,900
Total Awards to Date	396,000	17,920

No person other than those listed individually or in the groups above has received more than five percent of the equity awards granted under the Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information about the securities authorized for issuance under our equity compensation plans as of December 31, 2008:

Equity Compensation Plan Information

(c)
	(a)		Number of
	Number of		Securities Remaining
	Securities to be	(b)	Available for Future
	Issued Upon	Weighted-Average	Issuance Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans/arrangements approved by stockholders	443,367	$15.36	105,655
Equity compensation plans/arrangements not approved by stockholders	None	N/A	—

Total	443,367	$15.36	105,655

Vote Required

The affirmative vote representing a majority of the votes properly cast on this proposal by holders of shares present, or represented by proxy, and entitled to vote thereon at the meeting is required to approve this Proposal 2. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of this Proposal 2.

Although proposal 3 and this proposal are related to the Plan, approval of this proposal is entirely independent from and not dependent upon the approval of any other proposal in this proxy statement.

Recommendation of our Board of Directors

Our Board of Directors recommends that all stockholders vote “FOR” the approval of this Proposal 2 at the annual meeting.

PROPOSAL 3

PROPOSAL TO REAFFIRM THE MATERIAL TERMS OF THE PERFORMANCE-BASED
MEASURES SPECIFIED IN THE 2008 EQUITY AND INCENTIVE PLAN

Purpose

Our Board of Directors is asking for stockholders to reaffirm the material terms of performance-based measures set forth in our 2008 Equity and Incentive Plan so that benefits paid under the Plan can qualify for tax deductions under Section 162(m) of the Internal Revenue Code (the “Code”).

Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to executive officers that is not “performance-based” to $1 million per executive officer. “Performance-based” compensation meeting certain requirements is not counted against the $1 million limit and remains fully deductible for tax purposes. One of the requirements for compensation to be considered performance based under the tax laws is that the company must obtain stockholder approval every five years of the material terms of performance goals for such compensation. In accordance with Internal Revenue Service rules, the material terms that the stockholders approve constitute the framework for the Compensation Committee to establish programs and awards under which compensation provided by the company can qualify as “performance-based” compensation for purposes of the tax laws. Stockholder approval of the general performance measures specified in the Plan and the maximum amounts that may be awarded under the Plan, even without stockholder approval of specific targeted levels of performance, will qualify the incentive awards under the Plan as performance-based compensation. We expect that a reaffirmation of performance-based measures in the Plan will allow full tax deductibility of any performance-based awards granted under the Plan for the next five years, at which point Section 162(m) will require further stockholder approval of these measures for any awards made thereafter.

Material Terms of the Performance Goals Specified in the 2008 Equity and Incentive Plan

As defined in the tax rules, stockholders must approve each of the material terms of performance goals if the company is to obtain tax deductions for the specified forms of performance based compensation for the covered executives whose total annual compensation exceeds $1 million, including (i) the employees eligible to receive compensation, (ii) the performance goals, (iii) the description of the business measurements on which the performance goals are based and (iv) the maximum amount of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed below.

Group of employees covered.  The group of employees whose compensation would be subject to the performance goals would include our senior officers, including the executive officers required to file reports under Section 16 of the Securities Exchange Act of 1934. Although the tax laws only limit deductibility for compensation paid to the chief executive officer and the three most highly paid executive officers (not including the chief executive officer and the principal financial officer), we may apply the performance goals to all senior officers in the event that any of them becomes a person covered by Section 162(m) of the Code during the time that they hold an award covered by this proposal.

Business measurements in the performance goals.  We intend to use the following business measurements as the basis of the performance goals, including but not limited to (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):

(a) increases in the price of the common stock, (b) market share, (c) sales, (d) revenue, (e) return on equity, assets, or capital, (f) economic profit (economic value added), (g) total stockholder return, (h) costs, (i) expenses, (j) margins, (k) earnings or earnings per share, (l) cash flow, (m) cash balances, (n) customer satisfaction, (o) operating profit, (p) research, (q) product development, (r) manufacturing, (s) licensing, (t) clinical trial progress, or (u) any combination of the foregoing, including without limitation goals based on any of such measures relative to appropriate peer groups or market indices.

Performance goals may be particular to a participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit in which the participant works, or on our performance generally. Our Compensation Committee has the authority to reduce (but not to increase) the amount payable at any given level of performance to take into account factors that the Compensation Committee may deem relevant.

Per-person maximum amounts.  The Plan provides maximum amounts that may be payable to any participant under the Plan, including awards subject to performance goals:

•	The maximum number of shares of common stock that may be granted as restricted stock, unrestricted stock awards, restricted stock units to any participant in the aggregate in any calendar year is 100,000, subject to adjustment for certain events, including stock dividends, splits, merger and reorganizations, among others; and

•	The maximum cash award that may be issued to any participant in any calendar year is $2 million.

The Compensation Committee has established business measurements and maximum amounts that it considers appropriate in light of foreseeable contingencies and future business conditions. If approved by the stockholders, this proposal would not limit our right to award or pay other or additional forms of compensation (including, but not limited to, salary, or other stock-based awards under the Plan) to our senior officers. These other forms of compensation may be paid regardless of whether or not the performance goals in this proposal are achieved in any future year, and whether or not payment of such other forms of compensation would be tax deductible, but will be designed so as not to affect the deductibility of arrangements intended to qualify as performance-based compensation under the tax laws.

Material Terms of the Plan

The material terms of the Plan are set forth in the preceding proposal to amend and restate the Plan.

Vote Required

The affirmative vote representing a majority of the votes properly cast on this proposal by holders of shares present, or represented by proxy, and entitled to vote thereon at the meeting is required to constitute the reaffirmation of the performance-based measures specified in the Plan. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of the vote on this proposal.

Although Proposal 2 and this proposal are related to the Plan, approval of this proposal is entirely independent from and not dependent upon the approval of any other proposal in this proxy statement.

Recommendation of our Board of Directors

The Board of Directors recommends that all stockholders vote “FOR” the approval of this Proposal 3 at the annual meeting.

CORPORATE GOVERNANCE

Director Independence

We are subject to the listing standards of the NASDAQ Stock Market, which require that a majority of our directors be independent. Under the NASDAQ listing standards, a director is independent if he/she is not an executive officer or employee of CPEX and does not have any relationship that, in the opinion of the Company’s board of directors, would interfere with his/her exercise of independent judgment in carrying out his/her responsibilities as a director. The listing standards also identify a variety of relationships that, if they exist, prevent a director from being considered independent.

Our Nominating and Governance Committee and our Board of Directors have determined that, at the current time, all directors other than Messrs. Murphy and McGovern meet the NASDAQ listing standards for independence. Mr. Murphy does not meet these standards because of his prior employment with Bentley Pharmaceuticals, Inc. (“Bentley”), which under NASDAQ independence standards, will preclude independence until 2011. Mr. McGovern currently does not meet the NASDAQ listing standards for independence because he received compensation in excess of $100,000 within the past three years, which under the NASDAQ independence standards, will preclude independence until late in May 2009.

The Company has been relying on the phase-in periods provided by NASDAQ Rule 5615(b)(1) and Rule 10A-3(b)(iv)(A) of the Exchange Act, which provide for phase-in compliance where the issuer had not previously been required to file public company reports under Section 13(a) or 15(d) of the Exchange Act. By the date of the 2009 Annual Meeting we expect that Mr. McGovern will meet the NASDAQ independence standards and therefore that we will have a Board comprised of a majority of independent directors and an audit committee comprised solely of independent directors by July 1, 2009.

Standing Committees

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors, who audit our consolidated financial statements. The Audit Committee is also responsible for discussing with our management and our independent auditors, our accounting policies and procedures and reporting systems, as well as the effectiveness of our internal financial controls. The Audit Committee monitors the independence of the auditors, and resolves any disagreements between our management and our independent auditors regarding financial reporting. The Audit Committee also oversees the financial reporting process, including review of the audited financial statements, and based on the reviews and discussions referred to above, it recommends to the Board whether the financial statements should be included in our Annual Report on Form 10-K.

The Audit Committee currently consists of Messrs. John W. Spiegel (Chairman), Miguel Fernandez and Michael McGovern. Currently, all members of the Audit Committee, with the exception of Mr. McGovern, are “independent” directors in accordance with NASDAQ listing standards and Securities and Exchange Commission (SEC) regulations. Our Nominating and Governance Committee and our Board of Directors determined that Mr. McGovern’s prior relationship with Bentley, a former affiliate of CPEX, would not affect his ability to carry out his responsibilities as a member of the Audit Committee. In making this determination, our Nominating and Governance Committee and our Board of Directors considered Mr. McGovern’s extensive financial experience as well as the fact that he will meet the NASDAQ independence standards by the end of May 2009. Our Nominating and Governance Committee and our Board of Directors has determined that Mr. Spiegel qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee

The Compensation Committee reviews and makes recommendations concerning the amount of compensation to be paid to our Chief Executive Officer, our other executive officers and our employees that earn an annual salary in excess of $350,000 and our equity-based and other incentive plans and our annual bonus plan. In addition, the Compensation Committee reviews and approves performance goals and objectives for all elected officers, including the Chief Executive Officer, evaluates performance against objectives and based on its evaluation, approves all officers’ base and incentive compensation. The Compensation Committee also evaluates executive succession plans, the quality of management, and leadership and management development. The Compensation Committee currently consists of Messrs. Miguel Fernandez (Chairman), John W. Spiegel and Michael McGovern. All members of the Compensation Committee, with exception to Mr. McGovern, are “independent” directors in accordance with NASDAQ listing standards and SEC regulations. Mr. McGovern will meet the NASDAQ independence standards by the end of May 2009.

Nominating and Governance Committee

The Nominating and Governance Committee identifies and selects potential candidates to nominate for membership on the Board, and recommends to the Board, director nominees to be presented at the annual meeting of shareholders as well as nominees to fill vacancies on the Board. The committee also develops and recommends to the Board corporate governance principles for the company and processes for Board evaluations and reviews and evaluates the Board and its committees and other areas of governance. The Nominating and Governance Committee currently consists of Messrs. Miguel Fernandez (Chairman) and John W. Spiegel, both of whom are “independent” directors in accordance with NASDAQ listing standards.

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to the Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria it deems appropriate, including issues of diversity, experience, skills such as understanding technology, finance and marketing, and international business background. The Committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Charter Availability

The Audit Committee, Compensation Committee and Nominating and Governance Committee charters are available on our website at www.cpexpharm.com under the caption “Investor Relations — Corporate Governance.” The charters are also available without charge upon written request directed to Corporate Secretary, CPEX Pharmaceuticals, 2 Holland Way, Exeter, NH 03833.

Board and Committee Meetings and Attendance

The Board of Directors met six times in 2008. The Audit Committee met three times in 2008. The Compensation Committee met five times in 2008. The Nominating and Governance Committee did not meet in 2008 because determinations regarding directors of CPEX were made by Bentley’s independent directors before CPEX’s spin-off from Bentley. Each Director attended at least 75% of the meetings of the Board of Directors and meetings of each committee on which such director served that were held in 2008.

The Board of Directors has a policy of encouraging each member of the Board to attend all annual meetings of stockholders, barring significant commitments or special circumstances, and generally schedules a meeting of the Board on the same date as the annual stockholders’ meeting. The 2009 Annual Meeting of Stockholders will be CPEX’s first annual meeting following its spin-off from Bentley.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics that applies to its directors, officers, and employees. The code of conduct is publicly available on the Company’s website at www.cpexpharm.com under the caption “Investor Relations — Corporate Governance.” If the Company makes any substantive amendments to the code of business conduct or grants any waiver, including any implicit waiver from a provision of the code of conduct to our principal executive officer, principal financial officer or principal accounting officer, we will disclose the nature of such amendments or waiver on our website or in a report on Form 8-K. To date, we have not granted any waivers under the code of conduct.

Shareholder Communications

Shareholders may communicate directly with the Board of Directors, including any individual director, by sending a letter to the Board of Directors, c/o Corporate Secretary, CPEX Pharmaceuticals, Inc., 2 Holland Way, Exeter, NH 03833. If no director is specified, the communication will be forwarded to the entire Board.

EXECUTIVE COMPENSATION

On June 12, 2008 the Board of Directors of Bentley Pharmaceuticals, Inc. (“Bentley”) approved the spin-off of its drug delivery business into CPEX Pharmaceuticals, Inc. (the “Separation”). Shares of CPEX common stock were distributed to Bentley stockholders after the close of business on June 30, 2008 (the “Separation Date”) by means of a stock dividend. Each Bentley stockholder of record on June 20, 2008 received on the Separation Date one share of our common stock for every ten shares of Bentley common stock they owned. Bentley has had no equity ownership in our company subsequent to the Separation.

In connection with the Separation and related transactions, each Bentley option holder received an adjusted Bentley award and an option to purchase that number of shares of CPEX common stock equal to 1/10 of the number of shares of Bentley common stock underlying the original Bentley option. The exercise price of the CPEX options was determined by multiplying the original exercise price of the Bentley option by the when-issued trading price of CPEX common stock on the NASDAQ Capital Market on the Separation Date and dividing that number by the closing price of Bentley’s common stock on the New York Stock Exchange on the Separation Date. The CPEX options were granted under our 2008 Equity and Incentive Plan. The vesting schedules and expiration dates of the CPEX options are based on the original vesting schedule and expiration dates of the Bentley options from which they were converted.

Similarly, each Bentley restricted stock unit outstanding on the Separation Date was converted into an adjusted Bentley restricted stock unit and a CPEX restricted stock unit. For every ten Bentley restricted stock units, the individual received one restricted stock unit in CPEX with a vesting schedule and expiration date based on the original vesting schedules and expiration dates of the Bentley restricted stock units from which it was converted.

On July 22, 2008, Bentley was acquired by Teva Pharmaceuticals Industries Limited (“Teva”). As a result of this acquisition, all outstanding Bentley awards became fully vested, were cancelled and converted into the right to receive cash payment. Payment for Bentley options was equal to the number of shares of Bentley common stock underlying the options multiplied by difference between the merger consideration price, which was $14.82, and the exercise price of the option, less any applicable withholding taxes. The payment for Bentley restricted stock units was equal to the number of restricted stock units multiplied by the merger consideration price of $14.82, less any applicable withholding taxes.

2008 Summary Compensation Table

The following table summarizes the compensation of our principal executive officer and our two other most highly paid executive officers who were serving as executive officers as of December 31, 2008 (the “Named Executives”).

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation		Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)		($)

John A. Sedor	2008	337,807	192,500	2,970	227,904	29,121	(4)	790,302	(7)
Chief Executive Officer and President
Robert P. Hebert	2008	184,333	74,000	204	126,800	14,000	(5)	399,337	(8)
Vice President, Chief Financial Officer and Secretary
Fred Feldman	2008	279,851	111,940	1,728	129,143	18,805	(6)	541,467	(9)
Senior Vice President and Chief Science Officer

(1)	Reflects full year compensation, including the portion attributable to the individual’s employment with Bentley prior to the Separation Date.

(2)	Reflects the cash value of the bonus earned by the Named Executive during the year. One-half of this bonus was paid in cash in 2009 and the remainder will be paid in fully vested shares of bonus stock, upon stockholder approval of the amendment and restatement of the 2008 Equity and Incentive Plan set forth in Proposal 2 of this proxy statement, in June 2009. If the proposal to amend and restate the 2008 Equity and Incentive Plan does not receive stockholder approval, the remainder will be paid in cash in June 2009.

(3)	The amounts reflected in this column approximate CPEX’s accounting expense as reflected in CPEX’s audited financial statements for the 2008 fiscal year in accordance with FAS 123R, and do not necessarily correspond to the actual value that will be recognized by the Named Executives. Also included is the expense attributed to the converted CPEX awards issued on the Separation Date as explained above under “Introduction.” For more information on the restricted stock unit and stock option valuation assumptions, refer to Note 8 of CPEX’s Consolidated and Combined Financial Statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC.

(4)	Includes life insurance premiums of $9,621; matching contributions in shares of common stock to Mr. Sedor’s 401(k) plan valued at $9,900, which includes contributions made by Bentley prior to the Separation Date; and an automobile allowance of $9,600, which includes the allowance paid by Bentley prior to the Separation Date.

(5)	Includes matching contributions in shares of common stock to Mr. Hebert’s 401(k) plan.

(6)	Includes life insurance premiums of $3,055; matching contributions in shares of common stock to Mr. Feldman’s 401(k) plan valued at $14,000, which includes contributions made by Bentley prior to the Separation Date; and cell phone fees of $1,750. The amounts disclosed for cell phone fees are for both business and personal purposes.

(7)	Total compensation excludes amounts received in connection with the acquisition of Bentley by Teva in respect of Bentley stock holdings and the resulting cash conversion of all outstanding Bentley options and restricted stock units held by Mr. Sedor, explained under “Introduction.”

(8)	Excludes $41,000 earned in 2008 while employed by Bentley and paid by Bentley subsequent to the Separation. Total compensation excludes amounts received in connection with the acquisition of Bentley by Teva in respect of Bentley stock holdings and the resulting cash conversion of all outstanding Bentley options and restricted stock units held by Mr. Hebert, explained under “Introduction.”

(9)	Total compensation excludes amounts received in connection with the acquisition of Bentley by Teva in respect of Bentley stock holdings and the resulting cash conversion of all outstanding Bentley options and restricted stock units held by Mr. Feldman, explained under “Introduction.”

Employment Agreements

We have entered into employment agreements with each of Messrs. Sedor, Hebert and Feldman, which set forth the terms of their relationships with the Company. The agreements renew annually for one-year terms. Under the agreements, each individual is paid a base salary and provided with life insurance, as well as annual salary review, bonus potential and stock option grants at the discretion of our Compensation Committee. Mr. Sedor’s agreement also provides for a minimum stock option grant of 5,000 options under the terms of the 2008 Equity and Incentive Plan in each of the years 2008 and 2009. Each of these individuals is employed by us on a full time basis.

For details regarding our obligations in the event of various potential circumstances of termination of employment for any of our Named Executives, please see “Potential Payments Upon Termination or Change-In-Control” below.

Terms of Restricted Stock Units and Stock Option Grants

Each restricted stock unit granted to the Company’s executive officers represents the right to receive one share of common stock. The restricted stock units vest in three annual installments on the first three anniversaries of the grant date. The underlying shares will be issued on the respective vesting dates for the units. The restricted stock units are not subject to performance milestones or other vesting requirements beyond continued employment on the applicable vesting dates. The terms of the restricted stock units permit the Company to withhold vested shares in satisfaction of applicable tax withholding requirements.

The stock options granted during 2008 vest in three equal installments on the first three anniversaries of the grant date and expire on the tenth anniversary of the grant. We believe that this vesting schedule, as well as the vesting schedule for the restricted stock units, aids in retaining executive officers and motivating longer-term performance. The exercise price of stock options is the average of the high and low price per share of our common stock on the NASDAQ Capital Market on the date of grant. We have traditionally used this measure of fair value instead of the last sale price on the date of grant in order to avoid price shifts triggered by a single transaction at the close of a trading day.

The following table details unexercised options and restricted stock units that have not vested for each of our Named Executives as of December 31, 2008.

Outstanding Equity Awards at 2008 Fiscal Year End

	Option Awards						Stock Awards
		Number of	Number of				Number of	Market Value
		Securities	Securities				Shares or	of Shares or
		Underlying	Underlying		Option		Units of	Units of
		Unexercised	Unexercised		Exercise	Option	Stock That	Stock That
		Options (#)	Options (#)		Price	Expiration	Have Not	Have Not
Name	Grant Date(1)	Exercisable	Unexercisable		($)	Date	Vested (#)(4)	Vested ($)(5)

John A. Sedor	8/27/2005	15,000	—		9.88	8/27/2015	—	—
	5/23/2006	3,333	1,667	(2)	10.57	5/23/2016	460	4,485
	5/23/2006	6,000	9,000	(3)	10.57	5/23/2016	—	—
	5/23/2007	2,500	5,000	(2)	10.74	5/23/2017	1,050	10,238
	7/1/2008	—	100,000	(2)	17.21	7/1/2018	—	—
Robert P. Hebert	5/21/2003	1,100	—		9.01	5/21/2013	—	—
	5/1/2004	1,000	—		11.06	5/1/2014	—	—
	4/6/2005	1,000	—		6.64	4/6/2015	—	—
	6/30/2006	—	—		—	—	143	1,394
	5/23/2007	—	—		—	—	228	2,223
	7/1/2008	—	60,000	(2)	17.21	7/1/2018	—	—
Fred Feldman	10/31/2005	5,000	—		10.75	10/31/2015	—	—
	5/23/2006	733	367	(2)	10.57	5/23/2016	350	3,413
	5/23/2007	466	934	(2)	10.74	5/23/2017	487	4,748
	7/1/2008	—	60,000	(2)	17.21	7/1/2018	—	—

(1)	The grant dates, vesting schedules and expiration dates of the awards outstanding on the Separation Date are based on the original grant dates, vesting schedules and expiration dates of the Bentley awards from which they were converted.

(2)	These options become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant.

(3)	These options become exercisable as to one-fifth of the shares on each of the first five anniversaries of the date of grant.

(4)	Consists of restricted stock units. Restrictions lapse as to one-third of the shares on each of the first three anniversaries of the date of grant.

(5)	Market value based on closing price of the common stock on the NASDAQ Capital Market of $9.75 on December 31, 2008.

Potential Payments Upon Termination or Change-in-Control

The employment agreements with our Named Executives may be terminated at any time upon written notice. If we terminate a Named Executive without cause, we would be obligated to pay the terminated executive severance equal to the sum of one year’s salary plus a bonus equal to the greater of the bonus target for the current year or bonus paid for the prior year; provided, however, that these obligations shall terminate if the terminated executive does not deliver a general release of claims to us within 60 days after such termination. Additionally, vesting of equity awards shall be accelerated on a pro rata basis determined by the number of completed months of service during the then current annual vesting period. Upon a termination for cause, no severance is payable and the terminated executive’s equity awards shall not be accelerated. Upon the death or disability of an executive officer, all equity awards shall vest.

If any of the Named Executives terminates his employment for good reason, or we terminate his employment without cause, within 12 months after a change in control, (i) we would be obligated to pay the terminated executive two times either (A) the average of his aggregate annual compensation paid by his current employer during the two prior calendar years (including base salary and bonuses, if any) or (B) if he has not been so employed for two full prior calendar years, 12 times his monthly base salary immediately prior to the change in control plus the greater of his (X) most recent bonus, if any, paid by his current employer before the change in control and (Y) his target bonus most recently determined by his current employer prior to the change in control; provided, however, that the obligations in this clause (i) shall terminate if the release described above has not been delivered within 60 days after such termination; (ii) all of his then outstanding equity awards would vest and become fully exercisable immediately; and (iii) he would be entitled to health benefits for a period of up to two years and the right to continue life insurance coverage at our expense for up to two years. The severance payments described in (i) of the preceding sentence would be paid in a lump sum within 30 days after termination of employment, subject to a six month delay if so required to comply with Section 409A of the Internal Revenue Code.

In addition, under Mr. Sedor’s agreement, if the change in control occurs before the minimum equity award, described under “Employment Agreements” above, is granted, Mr. Sedor will be paid (a) the dollar amount, if any, that remains after subtracting the exercise price of the most recent annual equity award from the fair market value of our common stock as of the date of change in control multiplied by (b) the remainder of 10,000 less the number of shares of our common stock that are subject to the minimum equity award granted to Mr. Sedor before the change in control.

The following table summarizes compensation paid to our non-employee directors during 2008.

2008 Director Compensation

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)	($)	($)(5)	($)

Miguel Fernandez(1)	75,917	—	36,894	112,811
Michael McGovern(2)	51,798	—	36,894	88,692
James R. Murphy(3)	44,000	—	73,788	117,788
John W. Spiegel(4)	78,833	—	36,894	115,727

(1)	As of December 31, 2008, Mr. Fernandez held 1,600 restricted stock units, all of which are vested, and 21,210 stock options, of which 18,710 were vested. Total compensation excludes the cash conversion of all outstanding Bentley options and restricted stock units held by Mr. Fernandez, which occurred in connection with the acquisition of Bentley by Teva and is explained under “Introduction,” and $44,000 attributable to his service as a Director of Bentley and paid in cash by Bentley prior to the Separation.

(2)	As of December 31, 2008, Mr. McGovern held 5,000 stock options, of which 2,500 were vested. Total compensation excludes the cash conversion of all outstanding Bentley options and restricted stock units held by Mr. McGovern, which occurred in connection with the acquisition of Bentley by Teva and is explained under “Introduction,” and $22,798 attributable to his service as a Director of Bentley and paid in cash by Bentley prior to the Separation.

(3)	As of December 31, 2008, Mr. Murphy held 10,000 stock options, of which 5,000 were vested. Total compensation excludes the cash conversion of all outstanding Bentley options and restricted stock units held by Mr. Murphy, which occurred in connection with the acquisition of Bentley by Teva and is explained under “Introduction.”

(4)	As of December 31, 2008, Mr. Spiegel held 1,600 restricted stock units, all of which are vested, and 14,000 stock options, of which 11,500 were vested. Total compensation excludes the cash conversion of all outstanding Bentley options and restricted stock units held by Mr. Spiegel, which occurred in connection with the acquisition of Bentley by Teva and is explained under “Introduction,” and $44,000 attributable to his service as a Director of Bentley and paid in cash by Bentley prior to the Separation.

(5)	The amounts reflected in this column approximate CPEX’s accounting expense as reflected in CPEX’s audited financial statements for the 2008 fiscal year in accordance with FAS 123R, and do not necessarily correspond to the actual value that will be recognized by the directors. For more information on the stock option valuation assumptions, refer to Note 8 of CPEX’s Consolidated and Combined Financial Statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC.

We pay directors who are not employees fees consisting of a $24,000 annual retainer, $1,500 for each meeting of the Board of Directors attended, $1,000 for each Audit Committee meeting attended, $1,000 for each Compensation Committee meeting attended, and $1,000 for each Nominating and Governance Committee meeting attended. We also reimburse expenses incurred in attending meetings. In addition, the chairman of the Board is paid an annual retainer of $60,000, the chairman of the Audit Committee is paid an additional annual retainer of $5,000, the chairman of the Compensation Committee is paid an additional annual retainer of $5,000, and the chairman of the Nominating and Governance Committee is paid an additional annual retainer of $5,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and any persons who own more than 10% of any class of our equity securities, to file certain reports relating to their ownership of such securities and changes in such ownership with the Securities and Exchange Commission and to furnish us with copies of such reports. Each of our directors and executive officers, other than Lance Berman, MD, our Chief Medical Officer, who did not become an employee of the Company until February 2009, was required to file a Form 3 in connection with becoming a director or executive officer of CPEX on June 30, 2008 and a Form 4 disclosing a single grant of equity awards to each individual on June 30, 2008. Due to an oversight, each of the directors and executive officers, other than Mr. Berman, did not file the required forms until July 7, 2008.

Certain Relationships and Related Person Transactions

Our Board of Directors has adopted a written Policy on Related Person Transactions that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. The Nominating and Governance Committee is responsible for implementing the policy. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to SEC rules. In general, these transactions and relationships are defined as those involving our executive officers, directors, nominees for director or 5% stockholders, or specified members of the family or household of any of these individuals, where CPEX or any of its affiliates have participated in the transaction as a direct party or by arranging the transaction and the transaction involves more than $120,000. In adopting this policy, our Board of Directors expressly excluded from its coverage any transactions, among others, involving compensation of our executive officers or directors that has been expressly approved by our Compensation Committee or our Board of Directors.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to CPEX’s audited financial statements for the year ended December 31, 2008.

In accordance with its charter approved by the Board of Directors, the Audit Committee has responsibility for oversight of CPEX’s financial reporting process, including reviewing the audited financial statements, the systems of internal control over financial reporting established by CPEX’s management and the full Board, and the overall audit process. Management is responsible for the financial reporting process and our internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting and Oversight Board (United States) (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP, our independent registered public accounting firm.

In performing its responsibilities, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management and Deloitte & Touche LLP, CPEX’s audited financial statements for the year ended December 31, 2008, (ii) discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Standards (Statement on Accounting Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS 89 and SAS 90) and Rule 2-07, Communication with Audit Committees, of Regulation S-X, (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, (iv) reviewed with management and Deloitte & Touche LLP CPEX’s critical accounting policies, (v) discussed with management the quality and adequacy of CPEX’s internal control over financial reporting, and (vi) discussed with Deloitte & Touche LLP their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in CPEX’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

By the Audit Committee,

John W. Spiegel, Chairman
Miguel Fernandez
Michael McGovern

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, (“Deloitte & Touche”) served as the Company’s independent registered public accounting firm for fiscal year 2008. Services provided to the Company and its subsidiaries by Deloitte & Touche for fiscal 2008 included the audit of the Company’s consolidated and combined financial statements and limited reviews of quarterly reports and services related to offerings of securities and filings with the Securities and Exchange Commission.

The Company has selected Deloitte & Touche to perform unaudited reviews of its quarterly reports for the first three quarters of fiscal 2009 and has asked Deloitte & Touche to provide a plan for it to perform the 2009 year-end audit as the Company’s independent registered public accounting firm. Representatives of Deloitte & Touche are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees for professional services provided by Deloitte & Touche for fiscal 2008 in each of the following categories were:

Fiscal
2008

Audit Fees	$272,825
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$272,825

The Audit Committee pre-approves the engagement of Deloitte & Touche for all professional services. The pre-approval process generally involves the full Audit Committee evaluating and approving the particular engagement prior to the commencement of services.

MISCELLANEOUS

Stockholder Recommendations for Director Nominations

Stockholders may recommend individuals for the Nominating and Governance Committee to consider as potential director candidates by submitting their names and background to “CPEX Pharmaceuticals, Inc. Nominating and Governance Committee” c/o the Corporate Secretary, CPEX Pharmaceuticals, Inc., 2 Holland Way, Exeter, New Hampshire, 03833. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Deadlines for Stockholder Proposals and Director Nominations

From time to time stockholders may present proposals for consideration at a meeting, which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting. We must receive stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2010 annual meeting of stockholders by January 18, 2010.

In accordance with our amended and restated bylaws, in order for a stockholder proposal to be presented at the 2010 annual meeting of stockholders, but not be included in the proxy statement and form of proxy relating to such meeting, it must be received by January 18, 2010 and not before December 18, 2009. Any such proposal received at CPEX’s principal executive offices in Exeter, New Hampshire after January 18, 2010 or before December 18, 2009 may be considered untimely and excluded.

Any such proposals, as well as any questions relating thereto, should be directed to our Corporate Secretary at 2 Holland Way, Exeter, NH 03833.

Expenses of Solicitation

The cost of solicitation of proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by CPEX. Proxies may be solicited without extra compensation by certain officers and regular employees of CPEX. Proxies may be solicited by mail and, if determined to be necessary, by telephone or personal interview.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following: Corporate Secretary, CPEX Pharmaceuticals, Inc., 2 Holland Way, Exeter, New Hampshire, 03833, telephone (603) 658-6100 or by visiting our website, www.cpexpharm.com. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

Copies of our complete Annual Report on Form 10-K for the year ended December 31, 2008 may be obtained by stockholders without charge upon written request addressed to Robert P. Hebert, Corporate Secretary, CPEX Pharmaceuticals, Inc., 2 Holland Way, Exeter, New Hampshire, 03833, or by visiting our website, www.cpexpharm.com.

Other Matters

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

Appendix A

This document has been marked to show the proposed changes to the existing 2008 Equity and
Incentive Plan that would be made if Proposal 2 is adopted.

CPEX PHARMACEUTICALS, INC.
AMENDED AND RESTATED
2008 EQUITY ~~AND~~ INCENTIVE PLAN

1.	Purpose

The purpose of ~~the~~
this Amended and Restated 2008 Equity Incentive Plan (the “
Plan
”) of CPEX Pharmaceuticals, Inc.
 is to attract and retain key employees, consultants, and directors of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. The Plan seeks to achieve this purpose by providing Awards in the form of Restricted Stock, Restricted Stock Units, Cash Awards, Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options)~~or~~
, Stock Equivalents,
 Stock Appreciation Rights
or Stock Awards
.

2.	Definitions

Capitalized terms are defined in the provisions of the Plan or in Appendix 1 attached hereto, which is incorporated in the Plan by this reference. Appendix 1 also contains a list of defined terms and reference to where their definitions appear in the Plan.

3.	Administration

The Plan shall be administered by the Committee. The Committee shall determine which eligible employees, consultants, and directors will receive Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award agreement, and to remedy any ambiguities or inconsistencies therein. The Committee’s decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not subject to Section 16 of the Exchange Act and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant, and such other features of the Awards as required by applicable law.

4.	Eligibility

All employees, directors and consultants of the Company or any Affiliate are eligible to be Participants in the Plan. Incentive Stock options may be granted only to eligible employees of the Company or its Affiliates who are taxpayers for United States federal income tax purposes.

5.	Stock Available for Awards

(a) Amount. Subject to the provisions of Section 5(b), the total number of shares which may be subject to Awards under the Plan shall not exceed ~~four hundred fifty thousand (450,000~~
Five Hundred Fifty Thousand (550,000
), all of which may be granted as Incentive Stock Options
or any other form of Award
. If any Award under the Plan expires, is terminated unexercised, or is forfeited or settled in a manner that results in fewer shares outstanding than were originally awarded, then any shares no longer subject to such Award and not issued thereunder shall again be available for Awards under the Plan. Common Stock issued through the assumption or substitution of outstanding ~~grants~~
awards originally
 from Bentley Pharmaceuticals, Inc. (“Rollover Awards”) or from an acquired company shall not reduce the shares available for Awards under the Plan
, and any shares of Common Stock subject to any such grants that become no longer subject to such grants and not issued thereunder shall not become available for Awards under the Plan
. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

(c) Limit on Individual Grants. The maximum number of shares of Common Stock subject to all Awards that may be granted under the Plan to any Participant in the aggregate in any calendar year shall not exceed one hundred thousand (100,000) shares subject to adjustment under subsection (b). With respect to any Award settled in cash that is intended to satisfy the requirements for “performance-based compensation” (within the meaning of Section 162(m)(4)(C) of the Code), no more than two million dollars ($2,000,000) may be paid to any one individual with respect to each year of a Performance Period.

6.	Awards under the Plan.

(a) Types of Awards. The Committee may grant Awards of Options, Restricted Stock, Restricted Stock Units, Stock Equivalents, Stock Appreciation Rights and Stock Awards.

(b) Terms and Conditions of Awards.

(i) The Committee shall select the Participants to receive Awards and determine the terms and conditions of each Award. Without limiting the foregoing but subject to the other provisions of the Plan and applicable law, the Committee shall determine (A) the number of shares of Common Stock subject to each Award or the manner in which such number shall be determined, (B) the price, if any, a Participant shall pay to receive or exercise an Award or the manner in which such price shall be determined, (C) the time or times when an Award may vest or be exercised or settled, (D) any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award, (E) whether an Award may be settled in the form of cash, Common Stock or other securities of the Company, Awards or other property, and the manner of calculating the amount or value thereof, (F) the duration of any Restricted Period or any other circumstances in which an Award may be forfeited to the Company, (G) the effect on an Award of the disability, death, retirement or other termination of service of a Participant, and (H) the extent to which, and the period during which, the Participant or the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(ii) The Committee shall determine the form of consideration and manner of payment of the exercise price of any Award. Without limiting the foregoing, the Committee may, subject to applicable law, permit such payment to be made in whole or in part in cash or by surrender of shares of Common Stock (which may be shares retained from the respective Award) valued at their Fair Market Value on the date of surrender, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine. The Company may accept, in lieu of actual delivery of stock certificates, an attestation by the Participant in form acceptable to the Committee that he or she owns of record the shares to be tendered free and clear of claims and other encumbrances.

(iii) Any Award may be made alone, in addition to, or in relation to any other Award. The terms of Awards of each type need not be identical, and the Committee need not treat Participants uniformly. No Award shall be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no Award shall be transferable for value and Incentive Stock Options may be transferable only to the extent permitted by the Code. No Award to any Participant subject to United States income taxation shall provide for the deferral of compensation that does not comply with Section 409A of the Code. The achievement or satisfaction of any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award shall be determined by the Committee.

7.	Provisions Applicable to Certain Types of Awards

(a)
~~6.~~  Stock Options

(i)
 ~~(a)~~ Grant of Options. Subject to the provisions of the Plan, the Committee may grant options (“Options”) to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder (“Incentive Stock Option”), and (ii) not intended to comply with such requirements (“Nonstatutory Stock Option”). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which, except with respect to Rollover Awards, shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(ii)
 ~~(b)~~ Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter; provided that (i) no Option shall be exercisable after the expiration of ten years from the date the Option is granted, and (ii) no Option may be granted with a reload feature which provides for an automatic grant of additional or replacement options upon the exercise of an Option. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable securities laws, as it considers necessary or advisable.

(iii)
 ~~(c)~~ Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or to the extent permitted by the Committee at or after the grant of the Option, pursuant to any of the following methods: (i) by actual delivery and transfer, or attestation of ownership and delivery of a valid instrument of transfer, to the Company of          shares of Common Stock owned by the Participant, including vested Restricted Stock, (ii) by retaining shares of Common Stock otherwise issuable pursuant to the Option, (iii) for consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, or (iv) for such other lawful consideration as the Committee may determine.

(b)
 ~~7.~~  Stock Appreciation Rights

(i)
 ~~(a)~~ Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”) in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property.

(ii)
 ~~(b)~~ Exercise Price. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. An SAR granted alone and unrelated to an Option may not have an exercise price that, except with respect to Rollover Awards, is less than 100% of the Fair Market Value of the Common Stock on the date of the grant.

(c)
 ~~8.~~  Restricted Stock and Restricted Stock Units

(i)
 ~~(a)~~ Grant of Restricted Stock. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(ii)
 ~~(b)~~ Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary.

(iii)
 ~~(c)~~ Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant the right to receive in the future shares of Common Stock subject to forfeiture (“Restricted Stock Units”) and determine the duration of the Restricted Period during which, and the conditions under which, the Award may be forfeited to the Company and the other terms and conditions of such Awards, which terms and conditions shall comply with the requirements set forth in Section 409A of the Code as determined in good faith by the Committee
. Restricted Stock Unit Awards shall constitute an unfunded and unsecured obligation of the Company, and shall be settled in shares of Common Stock or cash, as determined by the Committee in its discretion
at the time of grant or thereafter. Such Awards shall be made in the form of “units” with each unit representing the equivalent of one share of Common Stock.

8.	~~9.~~ General Provisions Applicable to Awards

(a) Transferability. Except as otherwise provided in this Section ~~9~~
8
(a), an Award (i) shall not be transferable other than as designated by the Participant by will or by the laws of descent and distribution, and (ii) may be exercised during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative. In the discretion of the Committee, any Award may be transferable upon such terms and conditions and to such extent as the Committee determines at or after grant, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code.

(b) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

(c) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. In addition to the authority granted to the Committee in Section ~~9~~
8
(1) to make Awards to Covered Employees which qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Company may grant Awards subject to such performance conditions (including performance-based vesting) as it shall determine in its discretion. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payment or
payments
(each a “Cash Award”)
in lieu of or in addition to ~~an~~
any other
 Award; provided, however
,
 that if ~~such~~ payment ~~or~~
of any such
 dividend ~~equivalents~~
, dividend equivalent or Cash Award
 would be subject to Section 409A of the Code, no such payment may be made if the Committee determines in good faith that
it would fail to comply with the requirements set forth in Section 409A of the Code.

(e) Termination of Employment or Service. The Committee shall determine and set forth in the grant agreement evidencing the Award the effect on an Award of the disability, death, retirement or other termination of employment or service of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder, which shall comply with the requirements set forth in Section 409A of the Code. Unless the Committee provides otherwise in any case, a Participant’s employment or service shall have terminated for purposes of the Plan at the time the entity by which the Participant is employed or to which the Participant renders service ceases to be an Affiliate of the Company.

(f) Change in Control. In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company as defined by the Committee (a “Change in Control”), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the Change in Control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company. ~~Except to the extent the Committee provides otherwise, with~~
With
 respect to an Award that is subject to Section 409A of the Code, a Change in Control shall be deemed to have occurred under this Plan with respect to such Award only if
(1)
the Change in Control qualifies as a “change in control event” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5))
or (2) the Committee determines in good faith that the action to be taken does not result in a violation of Section 409A
.

(g) Loans. Except for loans to reporting Persons, which are not authorized hereunder, the Committee may authorize the making of loans to Participants in connection with the grant or exercise of any Award under the Plan.

(h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee’s discretion, ~~such~~
the minimum
 tax obligations
required by law
may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i) Foreign National Awards. Notwithstanding anything to the contrary contained in the Plan, Awards may be made to Participants who are foreign nationals or employed or performing services outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws
(any such Award being a “Foreign National Award”)
.

(j) Amendment of Award. Except as provided in Section ~~9~~
8
(k), the Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the action is permitted by the terms of the Plan.

(k) No Repricing of Options. Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options granted under the Plan without further stockholder approval. For this purpose, the term “repricing” shall mean any of the following or other action that has the same effect: (i) lowering the exercise price of an Option after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an Option at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, Restricted Stock, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

(l) Code Section 162(m) Provisions. If the Committee determines at the time an Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant’s right to receive cash, Stock, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a Performance Period. Prior to the payment of any Award subject to this Section ~~9~~
8
(1), the Committee shall certify in writing that the Performance Goals and other material terms applicable to such Award were satisfied. Notwithstanding the attainment of Performance Goals by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant. The Committee shall have the power to impose such other restrictions on Awards subject to this Section ~~9~~
8
(1) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

9.	~~10.~~ Miscellaneous

(a) No Right To Employment. No person shall have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or service or to limit the right of the Company to discharge any Participant at any time.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c) Effective Date~~. The Plan shall become effective on the Effective Date.~~
and Term of Plan. The Plan originally became effective on May 13, 2008, and has been approved most recently by the stockholders of the Company on [          ], 2008. This amendment and restatement of the Plan shall be effective the date it is approved by the stockholders of the Company. Unless earlier terminated by the Board, or extended by approval of the stockholders, the term of the Plan shall expire on the tenth anniversary of the effective date of the most recent stockholder approval for purposes of Section 422 of the Code and the regulations thereunder, and no further Awards hereunder shall be made thereafter.

(d) Amendment ~~and Term~~ of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement. ~~Unless terminated earlier by the Board or extended by subsequent approval of the Company’s stockholders, the term of the Plan shall expire at the close of business on the date immediately preceding the tenth anniversary of the date on which the Plan was originally approved by stockholders, and no further Awards shall be made thereafter.~~

(e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

(f) Code Section 409A Compliance. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements of Section 409A of the Code. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in any Award agreement, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

The Plan was
originally
adopted by the Board of Directors on May 13, 2008. ~~The Plan was approved by the stockholders on May 13, 2008.~~

The Plan was originally approved by the stockholders on May 13, 2008.

The Plan was amended and restated by the Board of Directors on May 4, 2009, subject to stockholder approval.

APPENDIX 1

´´
“
Affiliate´´” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or as a significant financial interest as determined by the Committee.

´´
“
Award´´
”
 means any Option, Stock Appreciation Right,
Stock Equivalent,
Restricted Stock, Restricted Stock Unit, Cash Award, ~~or~~ Foreign National Award
or Stock Award
granted under the Plan.

´´
“
Board´´
”
 means the Board of Directors of the Company.

´´
“
Cash Award´´
”
 — See Section ~~9~~
8
(d).

´´
“
Code´´
”
 means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

´´
“
Committee´´
”
 means one or more committees each comprised of not less than three members of the Board appointed by the Board to administer the Plan or a specified portion thereof. If a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a “disinterested person” or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an “outside director” or the equivalent within the meaning of Section 162(m) of the Code, respectively.

´´
“
Common Stock´´
”
 or ´´
“
Stock´´
”
 means the Common Stock, $.01 par value, of the Company.

´´
“
Company´´
”
 means CPEX Pharmaceuticals, Inc.

´´
“
Covered Employee´´
”
 means a ”
“
covered employee´´
”
 within the meaning of Section 162(m) of the Code.

´´
“
Designated Beneficiary´´
”
 means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, ´´
“
Designated Beneficiary´´
”
 means the Participant’s estate.

´´
“
Effective Date´´
”
 — See Section ~~1.~~
9(c).

´´
“
Exchange Act´´
”
 means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

´´
“
Fair Market Value´´
”
 means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Nasdaq Capital Market Exchange as of the relevant date.

´´
“
Foreign National Award´´
”
 — See Section ~~9~~
8
(i).

´´
“
Incentive Stock Option´´
”
 — See Section ~~6~~
7
(a).

´´
“
Nonstatutory Stock Option´´
”
 — See Section ~~6~~
7
(a).

´´
“
Option´´
”
 — See Section ~~6~~
7
(a).

´´
“
Participant´´
”
 means a person selected by the Committee to receive an Award under the Plan.

´´
“
Performance Goals´´
”
 means with respect to any Performance Period, one or more objective performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period as shall meet the requirements to be considered “pre-established performance goals” for purposes of Code Section 162(m): (i) increases in the price of the Common stock, (ii) market share, (iii) sales, (iv) revenue, (v) return on equity, assets, or capital, (vi) economic profit (economic value added), (vii) total shareholder return, (viii) costs, (ix) expenses, (x) margins, (xi) earnings or earnings per share, (xii) cash flow, (xiii)
cash balances, (xiv)
customer satisfaction, (~~xiv~~
xv
) operating profit, (~~xv~~
xvi
) research ~~and development~~, (~~xvi~~
xvii
) product development, (~~xvii~~
xviii
) manufacturing, ~~or (xviii~~
(xix) licensing, (xx) clinical trial progress, or (xxi
) any combination of the foregoing, including without limitation, goals based on any of such measures relative to appropriate peer groups or market indices. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the Company generally or on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works.

´´
“
Performance Period´´
”
 means the period of service designated by the Committee applicable to an Award subject to Section ~~9~~
8
(1) for which the Performance Goals will be measured.

´´
“
Plan´´
”
 means the CPEX Pharmaceuticals, Inc.
Amended and Restated
2008 Equity ~~and~~ Incentive Plan.

´´
“
Reporting Person´´
”
 means a person subject to reporting under Section 16 of the Exchange Act.

´´
“
Restricted Period´´
”
 — See Section ~~8~~
7
(~~a~~
c)(i
).

´´
“
Restricted Stock´´
”
 — See Section ~~8~~
7
(~~a~~
c)(i
).

´´
“
Restricted Stock Unit´´
”
 — See Section ~~8~~
7
(c
)(iii
).

´´
“
Stock Appreciation Right´´
”
 or ´´
“
SAR´´
”
 — See Section 7(~~a~~
b
)
(i)
.

“Stock Award”
means an award of shares of Common Stock that by its terms is not subject to restriction or forfeiture.

“Stock Equivalent”
means the right to receive payment from the Company based in whole or in part on the value of the Common Stock, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and may include without limitation phantom stock, performance units, and Stock Appreciation Rights.

´´
“
Treasury Regulations´´
”
 means the federal tax regulations promulgated by the U.S. Department of Treasury.

CPEX PHARMACEUTICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS - JUNE 18, 2009
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned holder of Common Stock of CPEX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby appoints each of John A. Sedor and Robert P. Hebert as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders of the Company, to be held on Thursday, June 18, 2009, at 9:00 a.m., EST, at the Exeter Inn, located at 90 Front Street, Exeter, NH 03833 and at any adjournments or postponements thereof (the “Annual Meeting”).
(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
CPEX PHARMACEUTICALS, INC.
June 18, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
You may vote online or via telephone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting. You can obtain directions to the meeting by contacting Human Resources at 603-658-6100.

COMPANY NUMBER

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2009
The Proxy Statement and our 2008 Annual Report to Stockholders are available at
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15851
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

20230300000000000000 4	061809

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK
AS SHOWN HERE ☑

1.	The election of two class I Directors to serve until the 2012 Annual
Meeting of Stockholders, or until the election and qualification of their respective successors:

☐	FOR ALL NOMINEES	NOMINEES: ¡ John W. Spiegel
¡ John A. Sedor

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALLEXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

2.	The approval of an amendment and restatement of the 2008 Equity and Incentive Plan to, among other things, add 100,000 shares of common stock to the reserve of shares available for issuance under the plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The reaffirmation of the material terms of the performance-based measures specified in the 2008 Equity and Incentive Plan so that benefits paid under the plan can qualify for tax deductions under Section 162(m) of the Internal Revenue Code.	☐	☐	☐

Upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES LISTED ABOVE AND “FOR” PROPOSALS 2 AND 3.

The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company’s 2008 Annual Report.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.